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Part II                                                             Exhibit 99.1
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                          Independent Auditors' Report


Board of Directors and Stockholders
CVS Corporation:

     We have audited the consolidated balance sheets of CVS Corporation as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996. These consolidated financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Revco D.S., Inc., a wholly-owned subsidiary, which statements reflect total assets constituting 51.5 percent and 52.1 percent as of December 31, 1996 and 1995, respectively, and total revenues constituting 49.5 percent, 50.2 percent and 50.6 percent in 1996, 1995 and 1994, respectively, of the related consolidated totals (for continuing operations). Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Revco D.S., Inc., is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements (not presented separately herein) referred to above present fairly, in all material respects, the financial position of CVS Corporation as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.


/S/  KPMG Peat Marwick LLP
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KPMG PEAT MARWICK LLP


Providence, Rhode Island
July 16, 1997



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